UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 21, 2012

VALLEY COMMERCE BANCORP

(Exact name of registrant as specified in its charter)

California	000-51949	46-1981399
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 W. Main Street Visalia, California	93291
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (559) 622-9000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

In January 2009, Valley Commerce Bancorp (the “Company”), entered into a Letter Agreement (the “Purchase Agreement”) with the United States Department of the Treasury (the “Treasury”) under the Troubled Asset Relief Program Capital Purchase Program (“TARP CPP”), pursuant to which the Company issued and sold 7,700 shares of its Preferred Stock as Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the “Preferred Stock”) and 385 shares of the Company’s Preferred Stock as Fixed Rate Cumulative Perpetual Preferred Stock, Series C (collectively, the “Preferred Shares”) for an aggregate purchase price of $7,700,000 in cash.

On March 21, 2012, the Company repurchased all of the Preferred Shares from the Treasury for a total of $8,126,965, which includes the redemption amount of amount of $8,085,000 plus accrued but unpaid dividends of $41,965.  The repurchase of the Preferred Shares terminated the Company’s continuing obligations under the Purchase Agreement, which agreement is now terminated.

Item 3.03.	Material Modification to Rights of Shareholders.

Upon issuance of the Preferred Stock in January 2009, the ability of the Company to declare or pay dividends or distributions on, or purchase, redeem or otherwise acquire for considerations, shares of its junior stock and parity stock became subject to restrictions, including restrictions against increasing dividends from the last quarterly cash dividend per share declared on the Common Stock prior to January 2009.  The redemption, purchase or other acquisition of trust preferred securities of the Company or its affiliates also was restricted.  In addition, pursuant to the Certificates of Determination for the Preferred Stock, the ability of the Company to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of its Junior Stock (as defined therein) and Parity Stock (as defined therein) became subject to restrictions in the event that the Company failed to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on the Preferred Stock.

  As a result of the return of the repurchase of the Preferred Shares described under “Item 1.02 Termination of a Material Definitive Agreement,” the foregoing restrictions and limitations were terminated.

Item 8.01	OTHER INFORMATION

In a press release dated March 21, 2012, the Company announced the return of the Investment.  A copy of the press release is attached hereto as exhibit 99.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2012	Valley Commerce Bancorp
	By:	/s/Roy O. Estridge Roy O. Estridge Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press release dated March 21, 2012